Morgan Stanley American Opportunities Fund
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002


Security  Date     Price   Shares %of       Total        Purcha Broker
          of       Of      Purcha Assets    Issued       sed
          Purcha   Shares  sed                           By
          se                                             Fund
Carolina  01/31/   $28.00  449,10 0.021%    $980,000,00  1.283% Salomo
Group     02               0                0                   n
                                                                Smith
                                                                Barney